Exhibit 10.1








                                  LEASE

                             BY AND BETWEEN

                     CEDAR MARLBORO REALTY CORPORATION
                               ("Landlord")

                                    AND

                         SMTEK NEW ENGLAND, INC.
                                ("Tenant")

                          OF PREMISES LOCATED AT

                           274 CEDAR HILL ROAD
                        MARLBOROUGH, MASSACHUSETTS



                            TABLE OF CONTENTS

ARTICLE                                                                   PAGE

 1  TERMS....................................................................1
 2  COMMENCEMENT AND EXPIRATION DATES........................................2
 	3  PAYMENT OF RENT..........................................................2
 4  SECURITY DEPOSIT.........................................................2
 5  USES.....................................................................3
 6  LATE CHARGES.............................................................5
 7  REPAIRS AND MAINTENANCE..................................................6
 	8  UTILITIES AND SERVICE....................................................7
 9  COST OF SERVICES AND UTILITIES...........................................8
	10  PROPERTY TAXES...........................................................9
	11  PERSONAL PROPERTY TAXES.................................................11
	12  LIABILITY INSURANCE.....................................................11
	13  FIRE INSURANCE?FIXTURES AND EQUIPMENT...................................12
	14  DESTRUCTION AND DAMAGE..................................................12
	15  ALTERATIONS AND ADDITIONS:  REMOVAL OF FIXTURES.........................14
	16  ACCEPTANCE OF PREMISES..................................................15
	17  TENANT IMPROVEMENTS.....................................................15
	18  ACCESS..................................................................15
	19  WAIVER OF SUBROGATION...................................................16
	20  INDEMNIFICATION.........................................................16
	21  ASSIGNMENT AND SUBLETTING...............................................16
	22  ADVERTISING.............................................................19
	23  LIENS...................................................................19
	24  DEFAULT.................................................................19
	25  SUBORDINATION...........................................................22
	26  SURRENDER OF POSSESSION.................................................22
	27  NON-WAIVER..............................................................23
	28  HOLDOVER................................................................23
	29  CONDEMNATION............................................................23
	30  NOTICES.................................................................23
	31  MORTGAGEE PROTECTION....................................................23
	32  COSTS AND ATTORNEYS' FEES...............................................24
	33  BROKERS.................................................................24
	34  LANDLORD'S LIABILITY....................................................24
	35  ESTOPPEL CERTIFICATES...................................................25
	36  FINANCIAL STATEMENTS....................................................25
	37  TRANSFER OF LANDLORD'S INTEREST.........................................26
	38  RIGHT TO PERFORM........................................................26
	39  SALES AND AUCTIONS......................................................26
	40  NO ACCESS TO ROOF.......................................................26
	41  SECURITY................................................................26
	42  AUTHORITY OF TENANT.....................................................27
	43  NO ACCORD OR SATISFACTION...............................................27
	44  MODIFICATIONS FOR LENDER................................................27
	45  TENANT'S PROPERTY.......................................................27
	46  EXTERIOR SIGNS AND INSTALLATIONS........................................27
	47  INTENTIONALLY DELETED...................................................27
	48  FLOOR LOAD ? HEAVY MACHINERY............................................28
49  LANDLORD'S DEFAULT......................................................28
	50  TENANT'S RISK...........................................................28
	51  GENERAL PROVISIONS......................................................28
	52  RULES AND REGULATIONS...................................................30
	53  PARKING.................................................................30
54  OPTION TO EXTEND........................................................30

55  INTENTIONALLY DELETED...................................................31
56  LANDLORD'S INSURANCE...................................................32
57  LANDLORD'S REPRESENTATIONS AND COVENANTS AS TO HAZARDOUS
    MATERIALS...............................................................32
58  ADDITIONAL LANDLORD REPRESENTATIONS AND WARRANTIES......................32
59  LANDLORD'S AUTHORITY....................................................33

LIST OF EXHIBITS

EXHIBIT A-1     Current Existing Site Plan

EXHIBIT B       Current Rules and Regulations







                           LEASE SUMMARY SHEET



1. LANDLORD:               Cedar Marlboro Realty Corporation

                           Managing Agent:

                           Cedar Marlboro Realty Corporation
                           39 Fairmount Street
                           Brookline, Ma 02146

2. TENANT:                 SMTEK New England, Inc.

3. PREMISES:               69,376 Square feet
                           274 Cedar Hill Road
                           Marlborough, Ma.

4. TERM OF LEASE:          Eight (8) Years and commencing November 1,
                           2001 and terminating on October 31, 2009.

5. RENT:

                                     BEGIN     RENT     ANNUAL    MONTHLY
               YEAR       SQ. FT.    DATE      PSF       RENT       RENT
               YEAR 1     69,376     NOV-01    $5.65    392,092   $32,674
               YEAR 2     69,376     NOV-02    $5.90    409,436   $34,120
               YEAR 3     69,376     NOV-03    $6.15    426,662   $35,555
               YEAR 4     69,376     NOV-04    $6.97    483,235   $40,270
               YEAR 5     69,376     NOV-05    $7.27    504,269   $42,022
               YEAR 6     69,376     NOV-06    $7.59    526,354   $43,863
               YEAR 7     69,376     NOV-07    $7.97    552,672   $46,056
               YEAR 8     69,376     NOV-08    $8.36    580,306   $48,359

6. APPORTIONMENT FACTOR:   100 %

7. GUARANTOR:              SMTEK International, Inc.

8. SECURITY DEPOSIT:       $57,619.00


                                     LEASE

     THIS LEASE is made this 1st day of November 2001, by and between Cedar Marlboro Realty Corporation ("Landlord"), of 39 Fairmount Street, Brookline, Massachusetts, 02445, and SMTEK New England, Inc. ("Tenant"), of 274 Cedar Hill Street, Marlborough, Ma 01752 Upon the execution of this Lease, any and all prior leases regarding the premises shall become null and void.

                                  RECITALS:

     Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

     NOW THEREFORE Landlord and Tenant agree to the following, unless otherwise specifically modified by provisions of this Lease:

      1.    TERMS.

      1.1 PREMISES. The Premises consist of approximately 69,376 square feet located at the building at 274 Cedar Hill Road, Marlborough, Ma., ("Building") and land area shown on Exhibit A-1 Existing Site Plan, attached hereto and incorporated herein by reference. Tenant shall have appurtenant to the Premises the non-exclusive right to use, and permit its invitees to use, the access driveways, if any, to the Premises.

      1.2   AGREED AREAS.

            Building Rentable Area:  69,376 sq. ft.;
            Premises Rentable Area:  69,376 sq. ft.;
            Apportionment Factor:    100%

      1.3 LEASE TERM. The lease begins on November 1, 2001 and terminates on October 31, 2009 ("Term").

      1.4 BASE RENT. (a) The basic rent ("Base Rent") for the Term is to be paid in monthly installments based on the following schedule:

                                     BEGIN     RENT     ANNUAL    MONTHLY
               YEAR       SQ. FT.    DATE      PSF       RENT       RENT
               YEAR 1     69,376     NOV-01    $5.65    392,092   $32,674
               YEAR 2     69,376     NOV-02    $5.90    409,436   $34,120
               YEAR 3     69,376     NOV-03    $6.15    426,662   $35,555
               YEAR 4     69,376     NOV-04    $6.97    483,235   $40,270
               YEAR 5     69,376     NOV-05    $7.27    504,269   $42,022
               YEAR 6     69,376     NOV-06    $7.59    526,354   $43,863
               YEAR 7     69,376     NOV-07    $7.97    552,672   $46,056
               YEAR 8     69,376     NOV-08    $8.36    580,306   $48,359

            In addition to the Base Rent, Tenant shall pay the Additional Rent described in Section 9, the Property Taxes as described in Section 10, and all other charges due from Tenant hereunder, all of which shall be deemed Rent due under this Lease.

      1.5 RENT PAYMENTS. All payments of Rent shall be made to Cedar Marlboro Realty Corporation, 39 Fairmount Street, Brookline, Ma. 02445 .


      2.    COMMENCEMENT AND EXPIRATION DATES.

      2.1   LEASE TERM.  The term of this Lease shall be as set forth in
Section 1.3.

      2.2   LEASE COMMENCEMENT DATE.  This Lease shall commence on November 1,
2001.


      3. PAYMENT OF RENT. Tenant shall pay Landlord the Base Rent and Additional Rent (as defined in Section 9) and any other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States in advance on or before the first day of each month, except that the first month's Base Rent shall be paid upon the execution hereof, at the address noted in Section 1.5, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent, Additional Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease Term shall be pro rated.


      4.    SECURITY DEPOSIT AND GUARANTY.

      4.1   SECURITY DEPOSIT:  $57,619.00.

      4.2 GUARANTY: A Guaranty executed by SMTEK INTERNATIONAL, INC. dated as of the Lease Date hereof shall remain in full force during the Lease Term.


      5.    USES.

      5.1 PERMITTED USES. The Premises are to be used only for design, manufacturing, and testing of electronic assemblies, office uses, sales and marketing, and uses customarily accessory thereto ("Permitted Use") and for no other business or purpose without the prior written consent of Landlord.

      5.2   HAZARDOUS MATERIALS.

            5.2.1. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the Massachusetts Department of Environmental Protection, the U.S. Environmental Protection Agency, the Consumer Product Safety commission, the Food and Drug Administration, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

            5.2.2 Tenant agrees not to introduce any Hazardous Material in, on or adjacent to the Premises without complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use or disposal, and clean-up of Hazardous Materials, including, but not limited to, the obtaining of proper permits.

            5.2.3 Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by or against Landlord or the Premises concerning a hazardous Material caused by any act or failure to act by the Tenant, its employees, officers, directors, shareholders, agents, independent contractors or guests (collectively, the "Tenant Parties"). Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve, and appeal, at Tenant's expense, any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority.

            5.2.4 If Tenant's storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil or surface or groundwater (i) requiring remediation under federal, state or local statues, ordinances, regulations or policies, or
(ii) at levels which are unacceptable to Landlord, in Landlord's reasonable judgment, Tenant agrees to clean-up the contamination. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, fees, including attorneys' fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding in connection therewith, and any Hazardous materials currently or hereafter used, stored or disposed of by Tenant or its agents, employees, contractors or invitees on or about the Premises.

            5.2.5 Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises for reasonable cause to have consultants enter the Premises throughout the term of this Lease for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statues, regulations, ordinances, and policies including those pertaining to the environmental condition of the Premises, (2) whether Tenant has complied with this Section 5, and (3) the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, or to remove Hazardous Materials, Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the term of this Lease. If such consultants determine that Tenant, or that Tenant's use of the most recent previous Tenant's Hazardous Materials, has violated any of its covenants herein, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement. In all other instances, Landlord shall be responsible for the cost of each such inspection. If such consultants determine that the Premises are contaminated with Hazardous Materials as a result of the acts or omission of Tenant, or if Tenant is storing materials of the most recent previous tenant that are found to be contaminated, Landlord shall so notify Tenant, which notice shall include a copy of such consultants' reports. Tenant shall have the right, at its sole cost and expense, to hire its own consultant approved by Landlord's consultants in their reasonable judgment (the "Tenant's Consultant") to investigate the presence of Hazardous Materials. If, within thirty (30) days after Landlord notifies Tenant of Landlord's consultants' reports, Tenant's Consultant determines that Tenant or a Tenant Party is the cause of such contamination, or if Tenant fails to hire a consultant and produce a report within such thirty (30) day period, then Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. If the conclusion of Tenant's consultant differs from the Landlord's the Consultants shall pick a third consultant to decide which conclusion is the most accurate. The Parties shall share the cost of the third consultant equally. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord's part to inspect the Premises, or liability of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

            5.2.6 Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease in the same condition it was when Landlord delivered it to the Tenant and in a condition which complies with all applicable governmental statues, ordinances, regulations and policies. The condition of the Premises upon delivery shall be based on the Phase 1 Report prepared by Lycott Environmental Research Inc. dated February 3, 1994 together with the IES, Inc. reports dated June 17, 1996 and October 8, 1997, and any reports generated since that time but before November 1, 2001, altogether referred to as the "Phase 1 Reports". The Phase 1 Reports state the Premises complies with all applicable governmental statues, ordinances, regulations and policies.
            5.2.7 Tenant's obligations under this Article 5 shall survive termination of this Lease.

            5.2.8 As of the date hereof Landlord represents and warrants that Landlord has not received any environmental report or any notice concerning any violation of applicable laws relating to hazardous waste or hazardous materials. Landlord also represents and warrants that it is not aware of any violation of applicable laws relating to hazardous waste or hazardous materials.


      6. LATE CHARGES. Tenant hereby acknowledges that late payment to Landlord of Base Rent, Additional Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent, Additional Rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within 10 days after such amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Base Rent, Additional Rent and other charges when due hereunder. The parties hereby agree that such late charges and, if applicable, the default interest hereinafter described, represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted hereunder. In the event that any payment of Base Rent, Additional Rent or other sums due hereunder is not received by Landlord within thirty (30) days when due, then in addition to the late charge described herein such overdue amount shall accrue interest at the rate of fourteen percent (14%) per year commencing on the thirty-first (31st) day the same has remained unpaid and continuing until Landlord or Landlord's designated agent receives full payment.


      7.    REPAIRS AND MAINTENANCE.

      7.1 LANDLORD'S OBLIGATIONS. Landlord shall maintain, repair and replace or cause to be maintained, repaired and replaced the roof (for amounts in excess of $2,500 per each lease year), foundations and exterior walls of the Building, the structure of the Building and the underground utility and sewer pipes outside the exterior walls of the Building, if any, in reasonably good order and reasonably good operating condition except for damage occasioned by any act or omission of Tenant or Tenant's employees, guests, agents, customers, independent contractors, or invitees, the repair of which damage shall be paid for by Tenant within ten (10) days of Landlord's written
demand.   Subject to Landlord's right of access pursuant to Article 18, Tenant shall be exclusively responsible for maintaining the Premises in good order and condition, and Landlord shall not be under any obligation to inspect the Premises. Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building;' and (b) to alter or relocate any other common facility. Installations, replacements and relocations referred to in clause (a) above shall be located, if practical, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord will use best efforts not to inconvenience Tenant in such installations, replacements and relocations.

      7.2   TENANT'S OBLIGATIONS.

            (a) Tenant shall, throughout the initial term of this Lease and any renewals thereof, at its expense, maintain in clean and good order and repair the Premises including, without limitation, the interior surfaces of all walls, the exterior and interior portions of all doors, windows, plate glass, all plumbing and sewage facilities within the Premises, all electrical fixtures, heating and air-conditioning, hot water heaters, electrical systems, air compressor and associated equipment, sprinkler systems (excepting sprinkler repairs or replacements that would customarily be capitalized), floors and ceilings, lighting fixtures, and fire safety equipment. Tenant shall maintain the landscaping and keep trash off the Property. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease in as good condition and repair as when first received, normal wear and tear, damage by storm, fire, lightning, earthquake or other insured casualty excepted. Tenant hereby waives Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under the Lease. Without limitation, Tenant shall continually during the term of this Lease maintain the Premises in accordance with all laws, codes and rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law.

            (b) If maintenance or repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made, the cost of which Tenant shall pay to Landlord within ten (10) days after notice thereof and Landlord shall not be responsible to Tenant for any loss or damage that may occur to Tenant's stock or business by reason thereof.

            (c) Tenant shall, throughout the term of this Lease, maintain and repair the Premises HVAC system. In this regard, Tenant shall maintain at all times during the term of this Lease, at Tenant's sole cost and expense, a maintenance contract for the Premises HVAC system. Such maintenance contract shall be in a form and with a contractor satisfactory to Landlord and shall provide for the inspection and maintenance of the Premises HVAC system at least once very calendar quarter. The contractor shall be local, generally engaged in the trade, and duly licensed. A detailed report regarding each inspection, including an explanation of repairs made and repairs to be required in the future, shall be forwarded to upon Landlord's request. Such contract shall be terminable only upon thirty (30) days' prior notice to Landlord.

            (d)  Tenant shall pay for costs to repair the HVAC System
excepting any structural repairs.   Structural repairs to the HVAC System are
defined as the cost of any single repair or replacement in excess of $2,500. The costs of Structural repairs shall be shared equally between the Landlord and Tenant.


      8.    UTILITIES AND SERVICES.

      8.1   BUILDING SERVICES.  Landlord shall provide:

            (a) Cold water (at temperatures supplied by the City of Marlborough) to the Premises. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter
charges, as and when bills are rendered, and should Tenant be in    default in
making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge together with any interest or penalties. Tenant shall provide, at its sole cost and expense, a dumpster and a refuse service for its own garbage.

            (b) Free access to the Premises at all times, subject to restrictions based on emergency conditions.

      8.2   Electricity.

            (a) Tenant shall purchase and receive electric current for the Premises directly from the public utility corporation serving the Building and Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used for such purpose. Tenant covenants and agrees that its use of electric current shall not exceed the existing capacity of the Building as of the date hereof. In the event that Tenant requires additional capacity it shall, at its own cost and expense, upgrade the electrical current for the Premises or, if necessary, the Building. In no event shall Tenant's capacity exceed the maximum load from time to time permitted by applicable governmental regulations. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.


      9.    COST OF SERVICES AND UTILITIES.

      9.1 DEFINITIONS. In addition to the Rent, Tenant shall pay to Landlord Tenant's Share of Operating Costs (as hereinafter defined) under this section 9 as "Additional Rent". Tenant's Share of Operating Costs shall be determined as provided herein, using the following definitions:

            9.1.1 "OPERATING COSTS" shall mean Costs of Utilities not separately metered and billed directly to the Tenant and Other Operating Costs.

            9.1.1.1 "COSTS OF UTILITIES" shall mean all expenses paid or incurred by Landlord for water, gas, sewer, oil and utility services used by Tenant and any surcharges imposed.

            9.1.1.2 "OTHER OPERATING COSTS" shall mean all other expenses paid or incurred by Landlord for insuring, per Section 56 hereinunder, maintaining, operating, repairing and managing the Premises and the parking areas.

            9.1.2 "LEASE YEAR" shall mean the Twelve-month period commencing January 1 and ending December 31. Tenant shall pay its pro rata share of tax and operating costs for November and December 2001 being the first Lease Year.
            9.1.3 "ACTUAL COSTS" shall mean the actual expenses paid or incurred by Landlord for Operating Costs during any Lease Year of the term hereof.

            9.1.4 "TENANT'S SHARE OF OPERATING COSTS" shall mean the total amount of Operating Costs multiplied by the Apportionment Factor.

            9.1.5 "ESTIMATED COSTS ALLOCABLE TO THE PREMISES" shall mean Landlord's estimate of Tenant's Share of Operating Costs for the following Lease Year to be given by Landlord to Tenant pursuant to Section 9.2

      9.2 ADDITIONAL RENT: Prior to the commencement of each Lease Year during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Lease Year and a calculation of the Additional Rent as follows: One-twelfth (1/12th) of the amount shall be Additional Rent payable by Tenant as provided in Section 3 for each month during the Lease Year. If at any time or times during such Lease Year, it appears to Landlord that the Actual Costs will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Lease year and Additional Rent payments by Tenant for such Lease Year shall be based on such revised estimate.

      9.3 ACTUAL COSTS. Within ninety (90) days after the close of each Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth the actual Tenant's Share of Operating Costs during the preceding Lease Year. If such costs for any Lease Year exceed Estimated Costs Allocable to the Premises paid by Tenant to Landlord pursuant to Section 9.2, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 9.2, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant.

     9.4 END OF TERM. If this Lease terminates on a day other than the last day of a Lease Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with respect to the Lease Year in which such termination occurs shall be pro rated on the basis which the number of days from the commencement of such Lease Year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Operating Costs with respect to such Lease Year.


     10.    PROPERTY TAXES.

     10.1   CONTRIBUTION TO TAXES.  In addition to the Base Rent provided in
Section 1.4, and the Additional Rent, Tenant shall pay to Landlord its share of Property Taxes under this Section 10. Tenant's Share of Property Taxes (as hereinafter defined) shall be determined as provided herein, utilizing the following definitions:

           10.1.1 "Property Taxes" shall be defined to include any form of assessment, license, fee, rent, tax, levy, penalty (if a result of Tenant's delinquency), or tax (Other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by an authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is:
(i) determined by the area of the Building or the parcel upon which it is constructed or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Building, the parcel upon which it is constructed or the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Building or the parcel upon which it is constructed; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Building or the parcel upon which it is constructed whether or not now customary or within the contemplation of the parties; or (v) surcharged against the Parking Area as defined in Section 53 below.

           10.1.2 The term "Tenant's Share of Property Taxes" shall mean the amount of Property Taxes payable during any Lease Year by Landlord and multiplied by the Apportionment Factor.

           10.1.3     The term "Lease Year" shall mean the period defined in
Section 9.1.2.

     10.2 ADDITIONAL RENT FOR ESTIMATED INCREASES IN TENANT'S SHARE OF PROPERTY TAXES. Landlord shall furnish Tenant with a written statement setting forth the estimate of Tenant's Share of Property Taxes. One-twelfth (1/12th) of Tenant's Share of Property Taxes shall be Additional Rent payable by Tenant as provided in Section 3.

     10.3 ACTUAL PROPERTY TAXES. Within ninety (90) days after the close of each Lease Year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth Tenant's Share of Property Taxes during the preceding Lease Year. If such amount exceeds Tenant's estimated Share of Property Taxes pursuant to Section 10.2, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such amount to be less than the amount paid by Tenant to Landlord pursuant to Section 10.2, then the amount of such overpayment shall be credited by Landlord to the next immediate Base Rent payable by Tenant.

      10.4 END OF TERM. If this Lease terminates on a day other than the last day of a Lease Year, the amount of any adjustment between the estimated and actual Tenant's Share of Property Taxes with respect to the Lease year in which such termination occurs shall be pro rated on the basis of a 365-day year; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Property Taxes with respect to such lease year.

     10.5 ABATEMENT. At Tenant's request and at Tenant's expense, Landlord shall apply for and diligently prosecute an abatement of Property Taxes for any tax year within the Term. If Landlord shall receive any tax refund or reimbursement of Property Taxes or sum in lieu thereof with respect to any Lease Year for which Tenant paid Tenant's Share of Property Taxes, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Apportionment Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant of account of Taxes for such tax year pursuant to paragraph (b) of Section 10.2.


     11. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term of this Lease upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other trade fixtures and personal property located on the Premises. In the event any or all of Tenant's leasehold improvements, equipment, furniture, fixture, and any other trade fixtures and personal property located on the Premises. In the event any or all of Tenant's leasehold improvements, equipment, furniture, fixture, and any other personal property and trade fixtures shall be assessed and taxed with Property Taxes, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.


     12. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance including personal injury liability, property damage liability, contractual liability, products and completed operations liability insuring Tenant, Landlord, its agents and mortgagee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than Three Million and no/100ths dollars ($3,000,000.00) for bodily injury and property damage for any one accident or occurrence. Fire legal liability insurance in an amount of not less than Fifty Thousand and no/100ths Dollars ($50,000.00) shall also be obtained and kept in force during the term of this Lease at Tenant's expense. The limit of any of such insurance shall not limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that such insurance shall have a landlord's protective liability endorsement specifically describing the Premises. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to procure and maintain the same, at Tenant's expense to be reimbursed by Tenant within ten
(10)days of written demand. All insurance required to be obtained by Tenant hereunder shall be issued by companies acceptable to Landlord. Thirty (30) days prior to the Lease Commencement Date, Tenant shall deliver to Landlord certified copies of policies or, at Landlord's discretion, certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord. Any deductible under such insurance policy in excess of Ten Thousand and no/100ths Dollars ($10,000.00) must be approved by Landlord in writing prior to issuance of such policy. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord. All such policies shall name Landlord and its agents as named insureds, shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry, and shall be written with an insurance carrier satisfactory to Landlord with a Best rating of at least A-
VIII. From time to time, as Landlord or its mortgagee deems necessary, the insurance coverage and limits of such coverage required hereunder will be reviewed; by Landlord, and Tenant will be notified of any revisions or increases thereto required by Landlord, Tenant shall obtain any revised or increased coverage required by Landlord within thirty (30) days of any such notification from Landlord.


     13. FIRE INSURANCE - FIXTURES AND EQUIPMENT. Tenant shall maintain in full force and effect on all trade fixtures and equipment and other personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. During the term of this Lease, the proceeds from any such policy of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with certificate of insurance evidencing that the requirements set forth herein are in full force and effect. Any deductible in excess of Ten Thousand and no/100ths Dollars ($10,000.00) under such insurance must be approved in writing by Landlord prior to issuance of such policy. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection. Tenant shall provide Landlord with notice of loss or damage to property within forty-eight
(48) hours after such loss or damage occurs. Tenant shall furnish Landlord with certificate of such insurance naming Landlord as an additional insured. No policy shall be cancelable or subject to reduction of coverage except upon thirty (30) days' prior written notice to Landlord.


     14.    DESTRUCTION AND DAMAGE.

     14.1 CASUALTY DAMAGE - INSURED. In the event of substantive destruction of the Building, Landlord shall elect either to promptly commence repair and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or not to repair or restore the Building, in which event this Lease shall terminate. In either case, Landlord shall give Tenant written notice of its intention within forty-five (45) days after the occurrence of such destruction. If Landlord elects to repair or restore the Building pursuant to this Section 14.1 and does not substantially repair or restore the Building within ten (10) months from the date of destruction, Tenant may elect to terminate this Lease upon thirty (30) days' prior notice to Landlord. Should Landlord, however, substantially complete such repair or restoration within such thirty (30) days after Tenant's notice to terminate, this Lease shall continue in full force and effect and the Lease shall not terminate. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

     14.1.2 PARTIAL DESTRUCTION. In the event of a partial destruction of the Building to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building may be repaired or restored within ninety (90) days from the date that repair work would commence and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect; or if such repair and restoration requires longer than ninety (90) days or the cost thereof exceeds twenty-five percent (25%) of the full insurable value thereof or if the insurance proceeds payable to Landlord will not be sufficient to cover such cost, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair, reconstruct or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within forty-five (45) days after the destruction occurs. If Landlord elects to repair or restore the Building pursuant to this Section 14.1.2 and does not substantially repair or restore the Building within six (6) months from the date of destruction, Tenant may elect to terminate this Lease upon thirty (30) days' prior notice to Landlord. Should Landlord, however, substantially complete such repair or restoration within such thirty (30) days after Tenant's notice to terminate, this Lease shall continue in full force and effect and the Lease shall not terminate. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

     14.2 RELEASE. Upon any termination of this Lease under any of the provisions of this article, the parties shall be released thereby without further obligation to the other from the date of the damage or destruction, except for items which have theretofore accrued and are then unpaid or obligations which shall survive such termination.

     14.3 RENT ABATEMENT. In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided, however, if the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Base Rent Additional Rent, and Tenant's Share of Property Taxes. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     14.4 DELAY. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this article.

     14.5 UNINSURED DAMAGE. If damage to the Building or the Premises is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease within twenty (20) days after the occurrence of such damage by sending notice to the Tenant.

     14.6 REPAIR OBLIGATION. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord's expense and Landlord's Work as defined in Section 17.1 below; and the repair and restoration of areas or items not provided at Landlord's expense shall be the obligation of Tenant.

     14.7 END OF TERM. Notwithstanding anything to the contrary contained in this article, Landlord may elect to terminate this Lease in the event of damage to the Building or the Premises occurring during the last twelve (12) months of the Lease or any extension thereof within thirty (30)days of such event of damage.


     15. ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTURE. Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises (including for the purposes hereof, wall-to-wall carpeting) without first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements made, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Lease Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises. If during the process of Tenant's making alterations or additions asbestos removal is required by applicable law, the Tenant shall bear the responsibility and cost to removing the Hazardous Material. Upon the expiration or sooner terminations of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord's approval of such alterations, additions and improvements, and repair any damage to the Premises caused by such removal. Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Premises or the Building at the termination of this Lease or when Landlord has the right of reentry, Landlord may, in accordance with the provisions of applicable statues governing commercial landlord and tenant matters, remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more from the date at which Landlord notified Tenant of Landlords intent to store such items, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to Tenant, unless notice is required under applicable statues, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs for charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant. In the course of any work being performed by Tenant, Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.


     16. ACCEPTANCE OF PREMISES. Tenant shall be deemed to have accepted the Premises on the Lease Commencement Date in their "AS IS" condition except as otherwise stated in Section 17 herein. Landlord agrees that if government laws require the removal of asbestos, Landlord shall bear the responsibility and cost of removing the Hazardous Material unless such Laws were brought on due to the Tenant doing work in the Premises, in which case Tenant shall bear the responsibility and cost.


     17.    TENANT IMPROVEMENTS.

     17.1 (a) The Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY BY LANDLORD.


     18. ACCESS. Landlord and its agents shall have the right to enter into and upon the Premises or any part thereof during regular business hours and upon reasonable notice, and in the case of an emergency, at any time:

              (a) to examine the same;

              (b) to order the removal of any signs not affixed in accordance with the terms of this Lease (or to remove the same if said order shall not be complied with within ten (10) days),

              (c) to gain access to the common area utility room for any reason,

              (d) to show the Premises to prospective purchasers, mortgagees, or insurance inspectors or during the last 18 months of the lease term to prospective tenants provided, however that such inspections do not interfere unreasonably with the business being conducted in the Premises.


     19. WAIVER OF SUBROGATION. Whether the loss or damage is due to the negligence of either party or either parties' agents or employees, or any other cause, the parties hereby release the other party and other parties' agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of Tenant in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which may be covered by the business interruption or by the loss of rental income insurance policy held by Tenant or Landlord. Tenant and Landlord shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against the other party.


     20. INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licenses, agents, servants, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.


     21.    ASSIGNMENT AND SUBLETTING.

     21.1 LANDLORD'S CONSENT. Tenant shall not assign this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld or delayed. When Tenant reaches an agreement with a subtenant, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee or subtenant and shall provide the form of sublease or assignment document to be used by Tenant and proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement for use with Landlord. Landlord shall have the option (to be exercised within thirty [15] days from the submission of Tenant's request) to cancel this Lease as of the commencement date stated in the proposed sublease or assignment. If Landlord does not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall not be unreasonably withheld. The sale or transfer of more than fifty percent (50%) or more of the stock in Tenant whether in one or more transactions which in the aggregate total such greater than fifty percent (50%) shall be deemed an assignment hereunder and shall require Landlord's prior written consent.

            Notwithstanding anything in this Article 21 to the contrary, Tenant shall have the right to assign this Lease to its parent corporation or to any subsidiary or Affiliated Corporation. An Affiliated Corporation is defined as a corporation which directly or indirectly owns at least fifty percent (50%) interest in Tenant or in which Tenant owns at lease fifty percent (50%), provided that Tenant shall delivery to Landlord within ten (10) days after the date of such assignment, an executed copy of the assignment wherein such parent corporation, subsidiary, affiliated corporation, or the corporation which directly or indirectly owns fifty percent (50%) interest in Tenant or in which Tenant owns at least a fifty percent (50%) interest, assumes for the benefit of Landlord of all the obligation of Tenant under this Lease and further provided that any such assignment shall not relieve Tenant from liability for the payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions, and covenants of this Lease. In the event such parent, subsidiary, or affiliated corporation or the corporation which directly or indirect owns at lest fifty percent (50%) interest in Tenant or in which Tenant owns at least a fifty percent (50%) interest shall at any time after the date of such assignment no longer be a parent, subsidiary, or affiliated corporation or the corporation which directly or indirectly owns at least a fifty percent (50%) interest in Tenant or in which Tenant owns at least a fifty percent (50%) interest, then such an event shall constitute an assignment for the purposes hereof and shall be subject to the provisions of this Section. Notwithstanding anything herein to the contrary, Landlord agrees that any of Tenant's subsidiaries or affiliates, as defined herein, including without limitation, Design Circuits, Inc., may take occupancy of all or any of Premises and such use shall not be considered an assignment or subletting hereunder.

     21.2 CRITERIA. In determining whether or not to grant its consent to a proposed sublet or assignment, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following:

            (i) that the proposed subtenant or assignee is a reputable party of reasonable financial worth and stability in light of the responsibilities involved and does not impose a greater load upon the Premises and the Building services (such as janitorial and security services) then imposed by Tenant,

            (ii) that the sublease or assignment agreement requires payment of the rent and other amounts as required of Tenant hereunder with respect to the space being subleased or assigned which are in no event less than that being offered by Landlord for similar space in the Building under leases then being negotiated, and

            (iii) that Tenant shall provide Landlord with reasonable proof of
(i), (ii), (iii), and (iv), and

            (iv) Tenant is not in default hereunder at the time it makes its request for such consent or at the time the assignment or sublet is to take effect.

     21.3 APPROVED SUBLEASES AND ASSIGNMENTS. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease, all of the difference ("The Difference"), if any, between the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to this Lease, and the rent and any additional rent payable by the assignee or subtenant to Tenant, unless the total area subleased is less than 20,000 square feet in which case the Tenant shall keep The Difference. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed One Thousand and no/100ths Dollars ($1,000.00) per transaction, incurred in connection with the processing of documents necessary to the giving of such consent.

     21.4 UNAPPROVED SUBLEASES AND ASSIGNMENTS. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant and its employees without the consent of Landlord as required herein, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed: (a) a waiver of the requirements set forth in this Article 21, (b) the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or (c) a release to Tenant from the future performance by Tenant of its covenants, agreements and obligations contained in this Lease.


     22. ADVERTISING. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside the Building or at the entrance to the Premises without first obtaining Landlord's written consent hereto, such consent not to be unreasonably withheld or delayed. Any such consent by Landlord shall be upon the understanding and condition that Tenant will maintain the sign in good condition and remove the same at Tenant's expense upon the expiration or sooner termination of this Lease. Tenant shall repair any damage to the Premises or the Building caused by such removal.


     23. LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any such work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released or record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Non-responsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the maximum rate of interest permitted by law.


     24.    DEFAULT.

     24.1 TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following occurs:

            24.1.1 If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder within ten (10) days after said amount is due; or

            24.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty
(30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

            24.1.3 If Tenant assigns its assets for the benefit of its creditors; or

            24.1.4 If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

            24.1.5 If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and such decree or order shall have continued for a period of thirty (30) days.

            24.1.6 The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease, shall constitute a default. "Chronic delinquency" shall mean failure by tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or non-consecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that monthly Rent be paid by Tenant quarter-annually, in advance.

            24.1.7 If there is a Guarantor, the happening of any of the events described in paragraphs 24.13, 24.1.4 or 24.1.6 of this Section with respect to the Guarantor shall constitute a default of Tenant hereunder.

     24.2 REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

            24.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

            24.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the premises or any part thereof. On the giving of the notice, all of Tenant's rights in the Premises shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or then accruing against Tenant. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

      (a) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

      (b) The worth at the time of award of the amount by which the unpaid Base rent, Additional Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

      (c) The worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent or other sums due and payable for the balance of the term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

      (d) Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (including reasonable attorney's fees): (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

      (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the state of Massachusetts.

      The "worth at the time of award" of the amounts referred to in Sections
24.2.2 (a) and (b) is computed by allowing interest at the maximum interest rate allowed by law on the unpaid rent and other sums due and payable from the termination date through the date of award. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

            24.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as and election to terminate this Lease unless a written notice of such intention is given to Tenant.


     25. SUBORDINATION. Upon request of Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof, provided that such mortgagee or ground lessor agrees the Lease shall remain in full force and effect for the full term hereunder as long as the Tenant has not been in default hereof (the "Nondisturbance Agreement"). Mortgagee of Ground Lessor shall not be obligated to provide a Nondisturbance Agreement if the Tenant is in default hereunder. Tenant shall execute and return to landlord any such subordination documents within ten (10) days of Landlord's written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as Landlord under this Lease provided such Purchaser or Grantee agrees to a Nondisturbance Agreement if the Tenant is not in default hereunder.


     26. SURRENDER OF POSSESSION. Upon expiration of the term of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this lease.


     27. NON-WAIVER. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of Base Rent or Additional Rent and/or the allowance, by Landlord, of Tenant's exercise of any option for renewal, if any, granted hereunder, with knowledge of the breach of any covenant of this Lease, shall not be deemed to be a waiver of such breach. No provision of this Lease shall be deemed to have been waived or modified by Landlord unless such waiver or modification shall be in writing and signed by the party against whom such waiver of modification is sought to be enforced.


     28. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month- to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord, each month, the greater of the fair market rental value for the Premises or one hundred fifty percent (150%) of the Base Rent and Additional Rent payable by Tenant for the last month of the term of this Lease.


     29. CONDEMNATION. If twenty (20%) percent or more of the Premises or of such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Base Rent, Additional Rent, and other payments shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest).


     30. NOTICES. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be sent by United States mail, postage prepaid (I) with respect to Landlord, to the address set out in Section 1.5, and (ii) with respect to Tenant, in care of the Chief Financial Officer, SMTEK International, Inc., 2151 Anchor Court, Thousand Oaks, CA 91320 or to the then current address of the Tenant that is known to the Landlord, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after deposit in the United States mail, postage prepaid.


     31. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagee(s) by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) shall have an additional ninety (90) days within which to cure such default.


     32. COSTS AND ATTORNEYS' FEES: If Tenant or Landlord shall bring any action against the other, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent, Additional Rent or other payments hereunder, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees and costs in such suit, at trial and on appeal, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

     33. BROKERS. Tenant and Landlord represent and warrant to the other party that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker and Tenant and Landlord agree to indemnify the other and hold the other, its agents, employees, partners, directors, shareholders and independent contractors harmless, from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys fees and costs, incurred by the other party in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.


     34. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only Landlord's interest in the Premises and Building, including all property in connection with the building or the Premises as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its trustees, beneficiaries, stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. In no event shall Landlord be liable for any indirect or consequential damages, including without limitation, loss of profits, loss of business, damage to goodwill and/or damage to reputation. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the property upon which the Premises is located or otherwise. No personal liability shall at any time be asserted or enforceable against any individual stockholder of Tenant or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Tenant in this Lease.


     35. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, within ten (10) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specified); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on this date, there are no existing defenses or offset which Tenant has against the enforcement of this Lease by Landlord; that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest in the Building. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.


     36. FINANCIAL STATEMENTS. Within five (5) days after Landlord's request, Tenant shall deliver to Landlord the most current financial statements the Tenant has prepared, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. In addition, within five (5) days after Landlord's request Tenant shall furnish Landlord with copies of any updated financial statements or information made available to banks. Tenant shall promptly notify Landlord of any material change in its financial condition. If Tenant consists of more than one entity, all of the foregoing requirements shall apply to each such entity. Notwithstanding the foregoing and as long as Tenant's Guarantor remains a publicly traded company and issues quarterly audited financial statements, the failure of Tenant to provide such financial information shall not be deemed a breach of this Lease. Landlord recognizes that the Tenant is a wholly owned subsidiary of the Guarantor. Further, the Landlord recognizes that the Guarantor is a publicly traded company and that consolidated earnings, including those earnings of the Tenant, are publicly reported every quarter and are available on the Internet at www.sec.gov at the "EDGAR" portion of that web site.

      37. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.


     38. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty (20) days, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the maximum rate of interest permitted by law from such date to the date of payment.


     39. SALES AND AUCTIONS. Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises and advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.


     40. ACCESS TO ROOF. Tenant shall have the right of access to the roof of the Building and shall not be permitted to install any aerial, fan, air conditioner or other device on the roof of the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed with such written consent shall be maintained by Tenant in good condition and shall be subject to removal by Landlord, at Tenant's expense, without notice, at any time. Tenant shall be permitted access to the roof without prior written notice to Landlord to repair or maintain any equipment installed on the roof. Tenant shall also be responsible for reimbursing Landlord for any repairs and restoration to the roof or Building resulting from the installation, repair, maintenance or removal of such items on the roof. Any Tenant access or actions shall not violate any warranties on the roof.


     41.    SECURITY. Section intentionally deleted


     42. AUTHORITY OF TENANT. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.


      43. NO ACCORD OR SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.


     44. MODIFICATIONS FOR LENDER. If in connection with obtaining financing for the Building or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent to such modifications provided such modifications do not materially adversely affect Tenant's rights hereunder, and Landlord pays all of Tenant's reasonable attorneys' fees in connection with such modifications.


     45. TENANT'S PROPERTY. Tenant may place fixtures, equipment, personal property and the like involved in operating Tenant's business ("Tenant's Property") in the Premises. Tenant covenants and agrees that all Tenant's Property of every kind, nature and description which may be in or upon the Premises or Building, in the public corridors, or in the sidewalks, area ways and approaches adjacent thereto, during the term hereof, and any movement of Tenant's Property, shall be at the sole risk and hazard of Tenant and Tenant hereby indemnifies and agrees to save Landlord harmless from and against any liability, loss, injury, claim or suit resulting directly or indirectly therefrom.


     46. EXTERIOR SIGNS AND INSTALLATIONS. Tenant shall place no signs, installations or structures (collectively "Signs") of any kind or nature including, without limitation, antennae, communications equipment, satellite dishes, basketball baskets and poles in the common areas or upon the outside walls or roof of the Building or elsewhere on the Premises except with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Any and all Signs placed on or about the Premises by Tenant shall comply with Landlord's rules and regulations and all governmental laws governing such Signs and Tenant shall be responsible to Landlord for any damage caused by the installation, use, or maintenance of such Signs. Tenant shall remove any of its Signs, upon the termination of this Lease and repair any damage caused by the Signs installation or removal and, if Tenant fails to do so, Landlord shall have the right to remove the Signs and make such repairs at Tenant's expense.


     47.    INTENTIONALLY DELETED


     48.    FLOOR LOAD - HEAVY MACHINERY.

            (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load of 150 pounds per square foot and no load on the mezzanine in excess of 50 pounds per square foot.

            (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.


     49. LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

            Each of the following shall constitute a "Landlord Default" hereunder if Landlord breaches, violates or fails to fulfill any other of its obligations or covenants under this Lease and such breach, violation or failure is not cured within thirty (30) days after notice from Tenant of such breach, violation, or failure, or such additional time, not to exceed sixty
(60) days, as is reasonably necessary to cure such breach, violation, or failure, provided that Landlord commences to cure such default within such thirty (30) day period and diligently proceeds to complete such cure.


     50. TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk; and except if caused by Landlord or any Landlord Party Landlord shall have no responsibility or liability for any loss of or damage to Tenant's property, or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment of appurtenances thereof if the same is undertaken, performed and completed with reasonable diligence. The provisions of this Section shall be applicable from and after the execution of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.


     51.    GENERAL PROVISIONS.

     51.1 ACCEPTANCE. This lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises.

     51.2   JOINT OBLIGATION.   If there be more than one Tenant, the
obligations hereunder imposed shall be joint and several.

     51.3 MARGINAL HEADINGS, ETC. The marginal headings, Table of Contents, lease summary sheet and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

     51.4 CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

     51.5 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     51.6 RECORDATION. Neither Landlord nor Tenant shall record this Lease. Landlord and Tenant have simultaneously hereunder signed a Notice of Lease attached hereto as Exhibit B. The Notice of Lease may be recorded at the request of either Landlord or Tenant.

     51.7 QUIET POSSESSION. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof, subject to all the provisions of this Lease.

     51.8 INABILITY TO PERFORM. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

     51.9 PARTIAL INVALIDITY. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

     51.10 CUMULATIVE REMEDIES. No remedy of election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     51.11 ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

     51.12 EXHIBITS. All exhibits and addenda attached hereto are incorporated herein by this reference.


	52.	RULES AND REGULATIONS.  Tenant agrees to comply with such
reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and parking and other common areas. A copy of the rules and regulations now in effect is attached as Exhibit B, which Tenant acknowledges and with which Tenant specifically agrees to comply. Such rules may include but shall not be limited to the following:
(i) restricting of employee parking to a limited, designated area or areas; and (ii) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building.


     53. PARKING. Tenant shall have the right to use a total of 195 undesignated parking spaces ("the "Parking Area") for its employees, customers and guests in the parking lots located on the Property in the front, side and back of the Building as shown on the attached Exhibit A-1 ("Existing Site Plan"). Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liability, judgment, demands, cause of action, claim, loss of damages, costs and expenses including reasonable attorney fees and costs arising out of any use, occupancy, conduct, operation or management of the areas adjacent to the exterior of the Building including, without limitation, the parking areas, sidewalks, landscaped areas and access ways, both ingress and egress. In addition, Tenant agrees for itself and its agents, employees, invitees and guests to abide by reasonable rules and regulations of general applicability governing the use of the parking areas adjacent to the Building. Tenant's use of the parking areas shall be in common with other tenants, invitees and visitors at the Building. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among tenants and to reconfigure the parking area and modify the existing ingress to and egress from the parking areas as Landlord shall deem appropriate. Landlord shall maintain and repair the parking facilities so as to maintain them in a safe and passable condition. The cost of such maintenance shall be included as Additional Rent.


     54. OPTION TO EXTEND. Tenant shall have the option to extend the initial Term as to the entire Premises for one (1) additional period of ten
(10) years (the "Additional Term"), upon the same terms and conditions then in effect with respect to the Premises, except for Annual Fixed Rent (as hereinafter defined), which shall be determined as provided hereinbelow, provided that at the time such option to extend is exercised and at the expiration of the initial Term Tenant shall not be in default under this Lease beyond any applicable notice and cure period.

            Annual Fixed Rent for the Additional Term payable with respect to the Premises shall be the greater of (i) the prevailing fair market rental rate for the Premises as of the date of commencement of the Additional Term, as determined as hereinafter set forth, or (ii) the Annual Fixed Rent payable by Tenant with respect to the Premises for the last Lease Year during the initial Term.

            At any time after the date which is thirteen (13) months prior to the Expiration Date and prior to the date which is eleven (11) months prior to the Expiration Date, Tenant may request Landlord to inform Tenant of Landlord's determination of the prevailing fair market rental rate for the Premises which will be in effect for the Additional Term, and in such event Landlord shall within twenty (20) days thereafter notify Tenant as to the prevailing fair market rental rate for the Additional Term as of the commencement of the Additional Term, as determined by Landlord ("Landlord's Rent Notice").

            If Tenant elects to exercise the option to extend the initial Term of this Lease for the Additional Term, Tenant shall do so by written notice to Landlord ("Tenant's Exercise") given not later than the date which is ten (10) months prior to the Expiration Date or the date which is mutually agreed upon at such time. If Tenant fails to exercise the extension option within the aforesaid time period, Tenant's right to such extension of the Term of this Lease shall expire. Tenant's Exercise shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for the Premises as set forth in Landlord's Rent Notice. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for the Premises as set forth in Landlord's Rent Notice, then Tenant's Exercise shall also contain the name of one appraiser. In such event Landlord shall, within twenty (20) days of Landlord's receipt of Tenant's Exercise, provide Tenant with written notice of a second appraiser. Thereafter, within ten (10) days of Landlord's designation of the second appraiser, Landlord's and Tenant's respective appraisers shall select a third appraiser. Each appraiser shall have had at lease ten (10) years experience in the valuation of commercial real estate and lease transactions in the Metropolitan Boston area. Within thirty (30) days of the selection of the third appraiser as aforesaid, the three appraises (by a majority decision or by an average of the three individual determinations if no majority decision is reached) shall determine the prevailing fair market rental rate for the Premises for the Additional Term. Such determination of the prevailing fair market rental rate for the Premises for the Additional Term shall be conclusive and biding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible fifty percent (50%) of the costs of the third appraiser.


     55.    Section intentionally deleted

ADDITIONAL PROVISIONS.


     56.    LANDLORD'S INSURANCE.     Landlord shall maintain at all times
during the term of the Lease the following insurance policies: (I) fire insurance (including extended coverage, vandalism, boiler insurance, loss of rents insurance, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal), insuring in full the replacement cost of all improvements, alterations and additions to the Building, and all other property owned or used by Landlord and located at the Building; and (II) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building with limits of not less than $5,000,000 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence and not less then $5,000,000 combined single limit for personal injury, sickness or death or for damage to or destruction of property for total claims in the aggregate during any one (1) policy year. The cost of such insurance shall be included in the operating expenses and paid as Additional Rent subject to
Section 9 herein.


     57.    LANDLORD'S REPRESENTATIONS AND COVENANTS AS TO HAZARDOUS
MATERIALS.

The parties acknowledge that Landlord does not make any representation or warranty whatsoever with respect to the condition of the Premises or the Building or any portion thereof (including the absence or presence thereon or therein of Hazardous Materials, asbestos or any other building material) other than those representations and warranties contained in Section 5.2.8 hereof. Tenant acknowledges that it has had opportunity to inspect the premises and satisfy itself with respect to the condition of the same and takes the Premises in "As Is / Where is " conditions, excepting the work to be performed by Landlord hereunder.

Landlord agrees that it shall not generate, store, handle, or dispose of any Hazardous Materials in, on or about the Premises in any manner contrary to applicable laws. Landlord shall not permit its agents, employees, contractors or representatives to generate, store, handle, or dispose of any Hazardous Materials in, on or about the Premises in any manner contrary to applicable laws.

All obligations of the parties contained in this Lease in connection with Hazardous Materials shall survive the expiration or earlier termination of this Lease Agreement.


     58. ADDITIONAL LANDLORD REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant as follows:

            (a)     Landlord is the sole fee simple owner of the Property;

            (b) As of the date of the Lease Bear Stearns Commercial Mortgage Inc is the only mortgagee of the Property or any portion thereof;

            (c) Landlord shall use its diligent efforts to obtain an agreement from such mortgagee providing a customary Nondisturbance Agreement.


     59. LANDLORD'S AUTHORITY. Landlord and the officers signing this Lease on behalf of Landlord represent and warrant to Tenant that Landlord is a Massachusetts corporation duly organized and validly existing, and has full power and authority to execute, deliver, and perform its obligations under this Lease, and the execution, delivery, and performance hereby have been duly authorized by all necessary action of Landlord.


      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, under seal, in triplicate, on the day and year first above written.

TENANT:                                   LANDLORD:

SMTEK New England, Inc.                 Cedar Marlboro
a Massachusetts Corporation             a Massachusetts Corporation




By:  /s/ Walter Conroy                  By:  /s/ Scott M. Anderson
   ----------------------------            ----------------------------
    Walter Conroy                           Scott M. Anderson

                                  EXHIBIT B


FOR LEASE OF 274 CEDAR HILL ROAD

RULES AND REGULATIONS


Landlord reserves the right to institute rules and regulations for the safety of all occupants in the existing and proposed building reference the Lease.

                           GUARANTY OF PAYMENT AND
                       PERFORMANCE OF LEASE OBLIGATIONS


THIS GUARANTY made as of this 1st day of November 2001, by and between SMTEK International, Inc. having its main office at 2151 Anchor Ct., Thousand Oaks, CA 91320 (hereinafter called the "Guarantor") and Cedar Marlboro Realty Corporation having an office at 39 Fairmount Street, Brookline, Ma. 02445 (hereinafter called "Lessor").

WITNESSETH:

WHEREAS, SMTEK New England, Inc., having an office at 274 Cedar Hill Street, Marlborough, Ma 01752 (hereinafter called "Lessee"), has requested Lessor to enter into a certain lease (hereinafter called the "Lease").

WHEREAS, Lessor is willing to enter into the Lease with Lessee only if it received a guaranty of Guarantor covering the Obligations of Lessee (as hereinafter defined) to Lessor under the Lease.

NOW THEREFORE, for good and valuable consideration, and in order to induce Lessor to enter into the Lease with Lessee, Guarantor hereby guarantees, absolutely and unconditionally, to Lessor the full, faithful and punctual performance, fulfillment, observance and payment of all of the obligations and liabilities of Lessee under the Lease, monetary and otherwise, and all other obligations and liabilities of Lessee to Lessor of whatever nature, whether now existing or hereafter incurred, whether matured or unmatured and whether absolute or contingent in connection with the Lease all of which are herein collectively called the "Obligations of Lessee".

Guarantor agrees that, with or without notice or demand, Guarantor shall reimburse Lessor, to the extent that such reimbursement is not made by Lessee, for all expenses (including counsel fees) incurred by Lessor in connection with any of the Obligations of Lessee.

All money available to Lessor for application in payment or reduction of the monetary Obligations of Lessee may be applied by Lessor in such manner and in such amounts and at such time or times as it may see fit to the payment or reduction of such of the monetary Obligations of Lessee as Lessor may elect.

Guarantor hereby agrees that all rights and remedies of Lessor under the Lease and hereunder shall survive any discharge, moratorium or other relief granted any person primarily or secondarily liable in any proceeding under federal or state law relating to bankruptcy, insolvency or the relied or rehabilitation or debtors, and any consent by Lessor to, or participation by Lessor in the proceeds of, any assignment, trust or mortgage for the benefit of creditors, or any composition or arrangement of debts, may be made without the undersigned being discharged or affected in any way thereby. However, any and all proceeds or benefits received by the Lessor from any source shall operate as a set off in favor of the Guarantor.

Guarantor hereby waives (a) notice of acceptance of this guaranty and of extensions of credit by Lessor to Lessee; (b) notice of and consent to any and all amendments, extensions and renewals of the Lease, and all assignments, subleases and other actions that may be permitted thereunder by Lessee or Lessor, any and all other amendments, extensions and renewals, any and all advances, extensions, settlements, compromises, favors and indulgences, any and all receipts, substitutions, additions and releases of person primarily or secondarily liable, and any and all acceptances by Lessor or negotiable instruments, commercial paper and other property, and agrees that none of the foregoing, should there be any, shall discharge or affect in any way the liability of the undersigned hereunder; (c) presentment and demand for payment of any of the Obligations of Lessee; (d) protests and notice of dishonor or default to the undersigned or to any other party with respect to any of the Obligations of Lessee; (e) all other notices to which Guarantor might otherwise be entitled; (f) any demand for payment under this guaranty; and (g) any right to require marshaling or exhaustion of any right or remedy against any person, collateral or other property. Notwithstanding any of these subsections (a) through (g), any and all proceeds or benefits received by the Lessor from any source shall operate as a set off in favor of the Guarantor.

This is a guaranty of payment and performance and not of collection and Guarantor further waives any right to require that any action be brought against Lessee or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lessor in favor of Lessee or any other person.

Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this guaranty.

The term "Guarantor" as used herein shall, if this instrument is signed by more than one party, mean the "Guarantor and each of them" and each undertaking herein contained shall be their joint and several undertaking, provided, however, that in the next succeeding paragraph hereof the term "Guarantor" shall mean the "Guarantor or any of them." If any party hereto shall be a partnership, the agreement and obligations on the part of the undersigned herein contained shall remain in force and applicable notwithstanding any changes in the individuals composing the partnership and the term "Guarantor" shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligation or liability.

No delay on the part of Lessor in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; not in any event shall any modification or waiver of the provisions of this guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

This is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Massachusetts and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth; and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, Guarantor has executed these presents under seal as of the day and year first above written.

By:
    ----------------------------
      Kirk Waldron, CFO
      SMTEK International, Inc.



MA Lease.doc